Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX Corporation Reports Fiscal 2008 First Quarter

Year-Over-Year Gross Margin Expands 79 Basis Points to Record 5.48%

EPS Exceed Analyst Estimates

FREMONT, CA—March 20, 2008—SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal first quarter ended February 29, 2008.

For the first quarter of fiscal 2008, revenues were $1.75 billion, compared to $1.59 billion for the quarter ended February 28, 2007, representing a 10% increase over the prior year quarter. These results were in line with analysts’ consensus and within the Company’s guidance of $1.73 billion to $1.78 billion.

Net income for the first quarter of fiscal 2008 was $16.8 million, or $0.51 per diluted share, compared with $13.9 million, or $0.43 per diluted share in the prior year quarter, representing a 21% increase in net income over the prior year quarter. These results were above analysts’ consensus and at the high end of the Company’s guidance of $0.49 to $0.51. The first quarter for fiscal 2008 marks the 83rd consecutive profitable quarter for SYNNEX.

“Our first quarter results demonstrate our focused commitment and attention on increasing the profitability of our business,” stated Robert T. Huang, President and Chief Executive Officer. “I am very pleased with our ability to grow profitably as we continue to invest in meaningful opportunities to expand our business offerings and leverage our efficient infrastructure.”

First Quarter Fiscal 2008 Financial Highlights:

•	Gross margin expanded to 5.48%, an increase of approximately 79 basis points, compared to the first quarter of fiscal 2007 and a 13 basis point increase from the fourth quarter of fiscal 2007.

•	Income from operations was $32.8 million, or 1.87% of revenues, versus $24.9 million, or 1.57% of revenues in the prior year first quarter.

•	Depreciation and amortization were $2.6 million and $1.8 million, respectively.

•	Capital expenditures were $3.9 million.

•

Borrowings under the Company’s Canadian off-balance sheet accounts receivable securitization program totaled approximately $85.2 million as of February 29, 2008. This compares to $115.9 million as of November 30, 2007.

Second Quarter Fiscal 2008 Outlook:

The following statements are based on the Company’s current expectations for the second quarter of fiscal 2008 and are independent of the Company’s pending acquisition of New Age Electronics, Inc. These statements are forward-looking and actual results may differ materially.

•	Revenues are expected to be in the range of $1.715 billion to $1.785 billion.

•	Net income is expected to be in the range of $16.6 million to $17.2 million.

•	Diluted earnings per share are expected to be in the range of $0.50 to $0.52.

The calculation of diluted earnings per share for the second quarter of fiscal 2008 is based on an approximate diluted weighted-average share count of approximately 33.2 million.

“Our outlook for the second quarter reflects our current visibility into the marketplace, our continued focus on growing operating income and the overall diversification of our business model,” Huang continued. “We reiterate our commitment to our stated goal of growing our annual earnings per share in excess of 15% year-over-year. We believe that we can achieve these goals in the current economic environment, through a combination of continued execution, realization of the full impact of our recent acquisitions and continued improvements in efficiency and productivity.”

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-835-8893 in North America or 703-639-1409 outside North America. The confirmation code for the call is 1211676. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until April 3, 2008.

About SYNNEX

SYNNEX Corporation, a Fortune 500 corporation, is a leading business process services company, servicing resellers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs over 6,000 employees worldwide and operates in the United States, Canada, China, Mexico, the Philippines and the United Kingdom. Additional information about SYNNEX may be found online at www.synnex.com.

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Statements in this press release regarding SYNNEX Corporation which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, plan, anticipate, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our focus on growing operating income and diversification of our business model, expectations of growth in earning per share, expectations of continued execution, realization of the full impact of our 2007 acquisitions and continued improvements in efficiency and productivity, and expectations of our revenues, net income and earnings per share, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business; risks associated with the consolidation, integration and performance of our recent acquisitions; our ability to complete and integrate the acquisition of New Age Electronics, Inc.; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended November 30, 2007 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2008 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	February 29, 2008	November 30, 2007
Assets
Current assets:
Cash and cash equivalents	$43,554	$42,875
Short-term investments	14,583	17,257
Accounts receivable, net	678,757	729,797
Receivable from vendors, net	109,746	96,035
Receivable from affiliates	7,511	9,790
Inventories	625,069	642,524
Deferred income taxes	18,132	18,612
Current deferred assets	14,746	14,478
Other current assets	10,589	16,859

Total current assets	1,522,687	1,588,227
Property and equipment, net	61,348	59,440
Goodwill and intangible assets, net	125,938	117,940
Deferred income taxes	6,262	5,416
Long-term deferred assets	88,064	97,171
Other assets	23,697	18,909

Total assets	$1,827,996	$1,887,103

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$304,198	$351,142
Accounts payable	563,675	588,801
Payable to affiliates	67,527	67,334
Accrued liabilities	113,891	120,617
Current deferred liabilities	33,970	35,522
Income taxes payable	5,300	5,103

Total current liabilities	1,088,561	1,168,519
Long-term borrowings	32,507	37,537
Long-term liabilities	23,480	14,533
Long-term deferred liabilities	56,367	60,565
Deferred income taxes	452	437

Total liabilities	1,201,367	1,281,591

Minority interest in subsidiary	1,146	958

Stockholders’ equity:
Preferred stock	—	—
Common stock	31	31
Additional paid-in-capital	197,660	196,128
Accumulated other comprehensive income	31,877	28,939
Retained earnings	395,915	379,456

Total stockholders’ equity	625,483	604,554

Total liabilities and stockholders’ equity	$1,827,996	$1,887,103

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended February 29, 2008	Three Months Ended February 28, 2007
Revenue	$1,748,574	$1,588,276
Cost of revenue	1,652,724	1,513,852

Gross profit	95,850	74,424
Selling, general and administrative expenses	63,070	49,481

Income from operations before non-operating items, income taxes and minority interest	32,780	24,943
Interest expense and finance charges, net	4,167	3,058
Other (income) expense, net	2,046	(158)

Income from operations before income taxes and minority interest	26,567	22,043
Provision for income taxes	9,551	8,168
Minority interest in subsidiary	188	—

Net income	$16,828	$13,875

Diluted earnings per share	$0.51	$0.43

Diluted weighted-average common shares outstanding	33,043	32,372